EXHIBIT 3.13

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

PETRO, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE I

The name of the Corporation is PETRO, INC.

ARTICLE II

The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on September 9,1999. The Articles of Incorporation are amended to provide for a par value for the preferred stock of the Corporation.

The amendment alters or changes Article Four of the Restated Articles of Incorporation by deleting the first paragraph of the present Article Four and                      it with the following amended paragraph:

“The aggregate number of shares which the Corporation shall have the authority to issue is 60,000,000 divided into 50,000,000 shares of common stock with a par value of $.01 per share and 10,000,00 shares of preferred stock with a par value of $.01 per share. The preferred stock may be divided into and issues in series as described below.”

The remainder of Article Four and of these Articles of Incorporation are unchanged.

ARTICLE III

The number of shares of the Corporation outstanding at the time of such adoption was 47,500; and the number of shares entitled to vote thereon was 97,500. All shares entitled to vote are of the same class.

ARTICLE IV

The holder of all of the shares outstanding and entitled to vote on said Amendment has signed a consent in writing pursuant to Article 9.10 adopting said Amendment and my written notice required by Article 9.10 has been given.

ARTICLE V

This Amendment does not provide for the exchange, reclassification or cancellation of any issued shares of the Corporation.

ARTICLE VI

This Amendment does not provide for a change in the amount of stated capital of the Corporation.

DATED September 4,1999.

PETRO, INC.

By:	/s/ J.A. Cardwell, Sr.

James A. Cardwell, Sr., President

2

RESTATED ARTICLES OF INCORPORATION

(with amendments)

OF

PETRO, INC.

1. Petro, Inc. (the “Corporation”), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

2. The Articles of Incorporation of the Corporation are amended by the Restated Articles of Incorporation so as to (i) eliminate certain formal portions of the present Articles of Incorporation at the beginning thereof; (ii) restate the purposes of the Corporation; (iii) provide for an increase in the aggregate number of shares which the Corporation shall have authority to issue, change the par value of the common stock and provide for the designation of preferred stock; (iv) eliminate reference to the initial directors of the Corporation and substitute the current directors; (v) eliminate the names and addresses of the incorporators; (vi) to give the power to amend or repeal the Corporation’s Bylaws or to adopt new Bylaws to the Board of Directors; (vii) to limit the liability of directors of the Corporation under certain circumstances; (viii) to remove restrictions on the transferability of shares of the Corporation; (ix) to add a fair price provision which would require super majority shareholder approval prior to the consummation of certain business combinations involving the Corporation; and (x) to change the number of shares required to call a special meeting of shareholders, as follows:

(a) The portion of the present Articles of Incorporation of the Corporation which precedes Article One thereof is deleted.

(b) Article Three of the Articles of Incorporation which formerly read as follows:

The purposes for which the Corporation is organized are:

To deal in petroleum products including the purchase and sale thereof either at wholesale or retail.

To own, lease, operate and manage filling stations and truck stops; to service, repair, wash, store and care for motor vehicles of all kinds.

To engage in the retail and wholesale sales of vehicle parts, accessories, supplies, tools, equipment and all other personal property of every kind and description.

To own, lease, operate and manage garages and repair shops for the repair and service of automotive vehicles of all kinds.

To own, lease, operate and manage restaurants and bars in connection with said truck stops or otherwise with the right to sell alcoholic beverages and wines and beer.

To own, lease, operate and manage motels or dormitories or otherwise provide overnight accommodations or rest stops for truck drives and other members of the general public.

To accumulate and lend money, purchase, sell and deal in notes, bonds and securities, but without banking and discounting privileges.

To borrow money and contract debts, when necessary, for the transaction of its business or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness whether secured by mortgage, pledged or otherwise, or unsecured for money borrowed or in payment for property purchased or acquired or for any other lawful object.

To rent, lease, purchase, and hold such real estate and such improvements located thereon as may be necessary to enable the corporation to conduct its business or its businesses as authorized hereunder.

To execute, buy, sell, hold, take and receive any personal property, leases, contracts, mortgages and choses in action, of every kind and description and nature, including the good will and rights of any business; and

To subscribe for, buy, sell. pledge, mortgage, hold and otherwise deal in stocks, bonds, obligations and securities of any private or public corporation, government or municipality, and to open and maintain one or more margin accounts for the purpose of dealing in such stocks, bonds, obligations and securities; and

This corporation shall further have all of the general powers granted to corporations under the pertinent provisions of the Texas Business Corporation Act and shall further have and exercise all powers necessary or appropriate to effect any or all of the purposes for which the corporation is organized.

is hereby amended to read as follows:

The purpose of the Corporation is to transact any and all lawful business for which corporations may be incorporated.

(c) Article Four of the Articles of Incorporation which formerly read as follows:

The aggregate number of shares which the Corporation shall have authority to issue shall be One Hundred Thousand Shares (100,000), of the par value of Ten Dollars ($10.00) each, all of which shall be Common Stock of the same class.

is hereby amended to read as follows:

The aggregate number of shares which the Corporation shall have authority to issue is 60,000,000, divided into 50,000,000 shares of common stock with a par value of $.01 per share and 10,000,000 shares of preferred stock without nominal, or par value. The preferred stock may be divided into and issued in series as described below.

The Board of Directors is authorized, from time to time, to divide the preferred stock into series, to designate each series, to fix and determine separately for each series any one or more of the following relative rights and preferences, and to issue shares of any series then or previously designated, fixed and determined.

(1) the rate of dividend payable with respect to shares of such series and the date, terms and other conditions on which such dividends shall be payable;

(2) the nature of the dividend payable with respect to shares of such series as cumulative, noncumulative, or partially cumulative;

(3) the price at and the terms and conditions on which shares may be redeemed;

(4) the amount payable upon shares in event of involuntary liquidation;

(5) the amount payable upon shares in event of voluntary liquidation;

(6) sinking fund provisions (if any) for the redemption or purchase of shares;

(7) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion;

(8) voting rights (including whether or not voting rights are given, the number of votes per share, the matters on which the shares can vote and the contingencies which make the voting rights effective);

(9) repurchase obligations of the Corporation with respect to the shares of each series, subject, however, to the limitations of Article 2.38 of the Texas Business Corporation Act.

Except as provided above, all shares of preferred stock shall have preferences, limitations and relative rights identical with each other. All shares of common stock shall have identical rights with each other.

(d) Article Six of the Articles of Incorporation which formerly read as follows:

The post office address of its initial registered office is 900 Bassett Tower, El Paso, Texas 79901 and the name of the initial registered agent at such address is Paul I. Borschow.

is hereby amended to read as follows:

The post office address of its registered office is 6080 Surety Drive, El Paso, Texas 79905 and the name of the registered agent at such address is J.A. Cardwell.

(e) Article Seven of the Articles of Incorporation which formerly read as follows:

The number of directors of the Corporation shall be one or more, as the Board of Directors may determine under the Bylaws of the Corporation. The names and addresses of those who are to serve as directors until the first meeting of the shareholders, or until their successors have been duly elected and qualified, are:

Ellis O. Mayfield 525 SWNB Building El Paso, TX 79901	Richard B. Perrenot 525 SWNB Building El Paso, TX 79901	Byron E. Cox 525 SWNB Building El Paso, TX 79901

is hereby amended to read as follows:

The number of directors of the Corporation shall be one or more, as the Board of Directors may determine under the Bylaws of the Corporation. The names and addresses of the persons who are to serve as directors until the next annual meeting of the shareholders, or until their successors have been duly elected and qualified are:

Name	Address

J.A. Cardwell	6080 Surety Drive El Paso, Texas 79905

J.A. Cardwell, Jr.	6080 Surety Drive El Paso, Texas 79905

J. Paul Kimble	6080 Surety Drive El Paso, Texas 79905

Henry B. Ellis	6080 Surety Drive El Paso, Texas 79905

Tad R. Smith	6080 Surety Drive El Paso, Texas 79905

(f) Article Eight of the Articles of Incorporation which formerly read as follows:

The names and addresses of the incorporators, all of whom are over the age of 21 years, and citizens of the State of Texas are:

Ellis O. Mayfield 525 SWNB Building El Paso, TX 79901	Richard B. Perrenot 525 SWNB Building El Paso, TX 79901	Byron E. Cox 525 SWNB Building El Paso, TX 79901

is hereby deleted.

(g) Article Nine of the Articles of Incorporation is redesignated Article Eight.

(h) Article Ten of the Articles of Incorporation which formerly read as follows:

The shareholders of the Corporation shall have no preemptive right to acquire additional, unissued, or treasury shares of the Corporation.

is hereby amended to read as follows and is redesignated Article Nine:

The Board of Directors may, in its discretion, issue from time to time authorized but unissued shares or treasury shares of the Corporation to such person or persons, and for such consideration, as the Board of Directors may determine. Shareholders shall have no preemptive rights to subscribe for or buy unissued or treasury shares of the Corporation now or hereafter authorized. Cumulative voting of shares in the election of Directors is hereby prohibited. The Corporation’s Bylaws nay be altered, amended or repealed, and or new Bylaws may be adopted, at any meeting o f the Board of Directors by a majority vote of the directors, subject to repeal or change by action of the shareholders of the Corporation entitled to vote thereon.

(i) Article Eleven of the Articles of Incorporation which formerly read as follows:

Cumulative voting of the stock of the Corporation is denied.

is hereby amended to read as follows and is redesignated Article Ten:

10.1 A director of the Corporation shall not be liable for monetary damages to the Corporation or its shareholders for any act or omission in the performance of his duties, except that this Article does not eliminate or limit the liability of a director for:

(1) a breach of a director’s duty of loyalty to the Corporation or its shareholders;

(2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

(3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office;

(4) an act or omission for which the liability of a director is expressly provided for by statute; or

(5) an act related to an unlawful stock repurchase or payment of a dividend.

10.2 Unless otherwise provided by Law, in discharging the director’s duties, the director is entitled to rely on information, opinions, reports, or statements, including financial statements and other data, if prepared or presented by:

(1) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(2) Legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or

(3) A committee of the Board of Directors of which the director is not a member if the director reasonably believes the committee merits confidence.

A director is not entitled to so rely if the director has actual knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 10.2 unwarranted.

10.3 An officer or director may, in discharging his duties, consider the effects of any action on shareholders, employees, suppliers, and customers of the Corporation, and communities in which offices or other facilities of the Corporation are located, and any other factors the officer or director considers pertinent.

10.4 In the event that any provision or a portion of a provision of this Article Ten is determined to be in conflict with any applicable statute, such provision or portion thereof shall be inapplicable to the extent of such conflict.

10.5 In the event that any provision or portion of a provision of this Article Ten is determined to be invalid, valid, illegal or unenforceable, the remainder of the provisions of this Article Ten shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated.

10.6 Nothing in this Article Ten shall be construed to diminish, limit or impair any rights or defenses afforded to officers or directors by common law, statute, other provisions of these Articles of Incorporation, the Bylaws of the Corporation or otherwise, and the provisions of this Article Ten shall be deemed to be cumulative thereto.

10.7 The provisions of this Article Ten shall become effective as of October 28, 1987, the date of the adoption of Article Ten by the shareholders of the Corporation, and shall be inapplicable to actions, suits or proceedings pending or any claim or claims made or threatened by notice to the Corporation on or prior to such date.

10.8 References in this Article Ten to directors or officers shall be deemed to refer to any person who is or was a director or officer of the Corporation and any person who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(j) Article Twelve of the Articles of Incorporation which formerly read as follows:

The sale or other disposition of the shares of the Corporation, and the transfer thereof, shall be restricted as follows:

No shareholder, or the executor or administrator of the estate of a deceased shareholder shall sell or transfer any share or shares of stock in this Corporation without first notifying the Corporation of the name of the proposed purchaser or transferee and obtaining the consent of the Corporation, acting through its Board of Directors, to such sale or transfer, as provided herein; and if the Corporation refuses to give its consent, then the Corporation shall, within ninety (90) days after the receipt of such notification either purchase for itself or find a purchaser for such share or shares at a price not less than the per share value as last fixed by the Board of Directors, as hereinafter set out, and upon the terms and conditions fixed by the Board of Directors, as hereinafter set out, otherwise, the proposed sale or transfer may be made. The purchaser of any share or shares of stock sold on execution or at any judicial sale, if desirous of selling or transferring any such share or shares, and the pledgee of any share or shares, prior to bringing any suit, action or proceeding or doing any act to foreclose his pledge shall first deliver to the President or Treasurer of the Corporation written notice of such desire to sell or transfer, or of intention to bring suit, action or proceeding or to do any act to foreclose, designating the number of shares to be sold, transferred, or foreclosed, as the case may be, and the number of the certificate or certificates therefor, and such share or shares shall not be sold, transferred, or foreclosed unless the Corporation, acting through its Board of Directors, gives its consent thereto; if the Corporation fails to give its consent thereto, the Corporation shall, within ninety (90) days after receipt of such notice, either purchase for itself or find a purchaser for such share or shares at a price not less than the per share value as last fixed by the Board of Directors, as hereinafter set out, and upon the terms and conditions fixed by the Board of Directors, as hereinafter set out; otherwise, the proposed sale, transfer, or foreclosure may be made.

The Board of Directors shall in all cases hear the opinion of the Corporation’s accountant prior to fixing the per share value of the stock, and in the event the Board of Directors does not follow the recommendations of the Corporation’s accountant, the Board of Directors shall state in its resolution its reasons for not following the recommendations of the Corporation’s accountant.

The Board of Directors shall fix the per share value of the stock at its regular meeting following its election or at any other regular or special meeting, and such value shall be the book value of the share, plus or minus an amount agreed upon by the Board of Directors for appreciation or depreciation in the value of property held by the Corporation, in accordance with the above paragraph.

is hereby amended to read as follows and is redesignated Article Eleven:

11.1 A Business Combination (as hereinafter defined) shall require the affirmative votes of the holders of that percentage of the Voting Shares (as hereinafter defined) which is the greater of:

(a) 75%, or

(b) The percentage (the “Required Percentage”) calculated by dividing (x) the sum of (i) the aggregate number of Voting Shares which are beneficially owned by each and every Related Person (as hereinafter defined) and (ii) one-half of all Voting Shares which are not beneficially owned by any such Related Person by (y) the total, number of Voting Shares; provided, however, that for the purpose of determining the Required Percentage of the affirmative votes required for any Business Combination between the Corporation or any Subsidiary and any Related Person, only a Related Person which is a party, or whose Affiliate or Associate is a party, to such transaction shall be deemed a “Related Person” under this Section 11.1.

Such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, in these Articles of Incorporation or by law or otherwise.

11.2 The provisions of Paragraph 1 of this Article Eleven shall not be applicable to any Business Combination in respect of which all of the conditions specified in either Subparagraph (a) or Subparagraph (b) of this Section 11.2 are met, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of these Articles of Incorporation, as amended from time to time:

(a) Such Business Combination shall have been approved by at least two-thirds of the Continuing Directors (as hereinafter defined); or

(b) Each of the five conditions specified in the following clauses (1) through (5) shall have been met:

(1) The aggregate amount of cash and Fair Market Value of Other Consideration (as hereinafter defined) to be received in such Business Combination by the Corporation (analyzed on a per share basis) or per share by holders of Voting Shares shall not be less than the greater of:

(A) The Highest Price Per Share (as hereinafter defined) paid by the Related Person in acquiring any Voting Shares or other shares of capital stock of the Corporation which if continued to be held at the Record Date (as hereinafter defined) would be (or are) Voting Shares;

(B) If the Related Person is a corporation, the earnings per share of the Voting Shares during the four consecutive fiscal quarters immediately preceding the Date of Determination (as hereinafter defined) multiplied by the highest price/earnings multiple of such Related Person, as customarily computed and reported in the financial community, attained by such Related Person during the five fiscal years immediately preceding the Date of Determination;

(C) The highest per share market price for such Voting Shares since the Related Person became a Related Person; or

(D) The per share book value of the Voting Shares at the end of the most recent fiscal year preceding the Date of Determination, calculated in accordance with generally accepted accounting principles.

(2) The consideration to be received by the Corporation or per share by Public Holders (as hereinafter defined) in such Business Combination shall be in the same form and of the same kind as the consideration paid by the Related Person in acquiring any Voting Shares or other shares of capital stock of the Corporation which if continued to be held at the Record Date would be (or are) Voting Shares. If the Related Person paid for Voting Shares or such other shares with varying forms of consideration, the form of consideration to be received by the Corporation or per share by Public Holders shall be either cash or the form of consideration used to acquire the largest number of Voting Shares or such other Shares acquired by the Related Person.

(3) After such Related Person has become a Related Person and prior to the consummation of such Business Combination:

(i) There shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and ( y ) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Continuing Directors; and

(ii) Such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock except as part of the transaction in which the Related Person first became a Related Person;

(4) After such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guaranties, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise;

(5) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules and regulations thereunder (or any subsequent provisions replacing such 1934 Act, rules or regulations) shall have been mailed to all holders of Voting Shares at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such 1934 Act or subsequent provisions).

11.3 The following definitions shall apply to the provisions of this Article Eleven:

(a) An “Affiliate” of a Person is a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with the Person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(b) “Associate,” when used to indicate a relationship with any Person, means (1) any Person (other than this Corporation or a Subsidiary of this Corporation) of which such Person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity, and (3) any relative or spouse of such Person, or any relative of such spouse.

(c) A Person shall be the “Beneficial Owner” of Voting Shares:

(i) Which are beneficially owned, directly or indirectly, by it or any of its Affiliates and Associates;

(ii) Which such Person or any of its Affiliates or Associates has (a) the right to acquire at any time pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise, or (b) the sole or shared power to direct the voting or disposition pursuant to any agreement, arrangement or understanding; or

(iii) Which are beneficially owned, directly or indirectly, by any other Person with which such first-mentioned Person or any of its Affiliates and Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

(d) “Business Combination” shall mean:

(i) Any merger or consolidation of the Corporation or any Subsidiary with or into (a) any Related Person or (b) any other Person (whether or not itself a Related Person) which, after such merger or consolidation, would be an Affiliate of a Related Person or of an Associate of a Related Person.

(ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, either in a single transaction or a series of related transactions, to or with any Related Person of (x) a Substantial Part of the assets of the Corporation (including without limitation any voting securities of a Subsidiary) or (y) any Subsidiary having total assets with an aggregate fair market value of $1,000,000 or more;

(iii) The issuance or transfer by the Corporation or any Subsidiary, either in a single transaction or a series of related transactions, of any securities of the Corporation or of any Subsidiary to any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more;

(iv) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person or any Affiliate or Associate of a Related Person;

(v) Any reclassification of securities, (including without limitation, any reverse stock split), recapitalization, reorganization, merger or consolidation, of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Related Person or any Affiliate or Associate of a Related Person; or

(vi) Any agreement, contract or other arrangement providing far any of the transactions described in clauses (i) through (v) of this Subparagraph (d).

(e) “Continuing Director” means (i) if there is a Related Person, any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of any Related Person and who was a member of the Board of Directors immediately before the date as of which any Related Person became a Related Person, and any successor of a Continuing Director and any new director elected to fill a vacancy resulting from an increase in the number of directors constituting the Board of Directors and who is not an Affiliate or Associate of any Related Person and which successor or new director is recommended to succeed a Continuing Director or to fill such vacancy by a majority of Continuing Directors at any regular or special meeting of the Board of Directors; and (ii) if there is no Related Person, any member of the Board of Directors.

(f) “Date of Determination” shall mean (1) the date on which a binding agreement (except for the fulfillment of conditions precedent, including, without limitation, votes of shareholders to approve such transaction) is entered into by this Corporation, as authorized by the Board of Directors, and another Person providing for any Business Combination, or (2) if such an agreement referred to in (1) above is amended so as to make it less favorable to this Corporation or its shareholders, the date on which such amendment is entered into by the Corporation, as authorized by the Board of Directors, or (3) in cases where neither items (1) nor (2) shall be applicable, the Record Date for the determination of shareholders of this Corporation entitled to notice of and to vote upon the transaction in question. The Continuing Directors shall have the power and duty to determine pursuant to the foregoing the Date of Determination as to any transaction for the purposes of this Article Eleven. Any such determination made by at Least two-thirds of the Continuing Directors in good faith shall be conclusive and binding for all purposes of Article Eleven.

(g) “Fair Market Value” shall mean, as of any date (1) in the case of stock, the median of the averages of the daily closing bid and closing asked quotations on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or any successor system then in use, or the median of the averages of the daily high and low sale prices on the NASDAQ National Market System, if applicable, for such stock during the 30-day period preceding such date, or if no such quotations are then, available, the fair market value as determined in good faith by at Least two-thirds of the Continuing Directors; and (2) in the case of property other than cash or stock, the fair market value of such property on such date as determined in good faith by at least two-thirds of the Continuing Directors.

(h) “Highest Price Per Share” shall mean the highest price that can be determined to have been paid by the Related Person for any Voting Shares or shares of capital stock of the Corporation which if continued to be held at the Record Date would be (or are) Voting Shares. In determining the Highest Price Per Share, all purchases by the Related Person shall be taken into account, regardless of whether the shares were purchased before or after the Related Person became a Related Person. Also, the Highest Price Per Share shall include any brokerage commissions, transfer taxes and soliciting dealers’ fees paid by the Related Person with respect to the shares acquired by that Related Person. Determination of the Highest Price Per Share as required from time to time by this Article Eleven shall be made by at least two-thirds of the Continuing Directors then in office.

(i) “Other Consideration” shall include, without limitation, property, the capital stock of the Corporation retained by its Public Holders in the event of a Business Combination in which the Corporation is the surviving corporation, or other securities.

(j) “Person” shall mean any individual, firm, corporation, partnership or other entity.

(k) “A Public Holder” shall mean a Beneficial Owner of Voting Shares who is not a Related Person.

(l) “Record Date” shall mean the date set by the Corporation for the determination of shareholders entitled to notice of and to vote on the proposed Business Combination.

(m) “Related Person” shall mean any Person (other than the Corporation, any Subsidiary or any Person who owns all of the Voting Shares or any one or a group of more than one Continuing Director) which, together with its Affiliates and Associates, as of the Date of Determination or immediately prior to the consummation of any such Business Combination, is the Beneficial Owner of not less than 10% of the Voting Shares.

(n) “Subsidiary” shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in Subparagraph (m) of this Paragraph 3, the term “Subsidiary” shall mean only a corporation of which a majority of each class of capital stock is owned, directly or indirectly, by the Corporation.

(o) “Substantial Part” shall mean more than 20% of the Fair Market Value of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the Date of Determination.

(p) “Voting shares” shall mean all of the shares of Common Stock of the Corporation which are issued and outstanding. The Voting Shares of a Related Person shall include shares deemed owned through application of Subparagraph (c) of this Paragraph 3 but shall not include any shares (prior to issue) which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise.

11.4 For purposes of this Article Eleven the Continuing Directors shall have the power and duty to determine (a) the number of Voting Shares beneficially owned by any Person, (b) whether a Person is an Affiliate or Associate of another, (c) whether a Person is the Beneficial Owner of any Voting Shares, (d) the Fair Market Value of Other Consideration to be received for Voting Shares, (e) whether the assets subject to any Business Combination have an aggregate Fair Market Value of $1,000,000 or more, (f) the Date of Determination, and (g) the Highest Price Per Share. Any such determination shall be conclusive and binding for all purposes of Article Eleven, provided that such determination is approved by at least two-thirds of the Continuing Directors.

11.5 Nothing contained in this Article Eleven shall be construed to relieve any Related Person from any fiduciary obligation imposed by Law.

11.6 Any amendment, alteration, change or repeal of this Article Eleven or the adoption of any provision inconsistent with this Article Eleven shall require the affirmative vote of the holders of at least 75% of the Voting Shares of the Public Holders; provided that this Section 11.6 shall not apply to any such amendment, alteration, change, repeal or inconsistent provision recommended to the holders of Voting Shares by two-thirds or more of the Continuing Directors.

11.7 In the event that any provision or portion of a provision of this Article Eleven is determined to be invalid, void, illegal or unenforceable, the remainder of the provisions of this Article Eleven shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated.

(k) Article Twelve of the Articles of Incorporation is hereby added as follows:

Special meetings of the holders of the Common Stock of the Corporation may be called by the President, the Board of Directors, or the holder or holders of not less than 50% of the then outstanding shares of Common Stock entitled to vote at the meeting.

3. Each such amendment made by the Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act, and such Restated Articles of Incorporation and each such amendment made by the Restated Articles of Incorporation were duly adopted by the sole shareholder of the corporation on October 28, 1987.

4. The number of shares outstanding was 1,000 and the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was 1,000, the sole holder of which has signed a written consent to the adoption of such Restated Articles of Incorporation as so amended.

5. Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, upon the filing of these Restated Articles of Incorporation with the Secretary of State of Texas,

each one outstanding share of the common stock of the Corporation having a par value of Ten Dollars ($10.00) each at the time of filing, shall be changed into 1,000 shares of the common stock of the corporation having a par value of $.01 each. Promptly upon receipt of notice of this filing, the Corporation shall issue new certificates for the new number of shares and new par value in exchange for the outstanding certificates.

6. Upon filing of these Restated Articles of Incorporation with the Secretary of State of Texas the stated capital of the corporation represented by the outstanding common shares will not change. The stated capital will remain $10,000.

7. The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof, and as amended as above set forth:

ARTICLES OF INCORPORATION

OF

PETRO, INC.

ARTICLE ONE

The name of the Corporation is PETRO, INC.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose of the Corporation is to transact any and all lawful business for which corporations may be incorporated.

ARTICLE FOUR

The aggregate number of shares which the Corporation shall have authority to issue is 60,000,000, divided into 50,000,000 shares of common stock with a par value of $.01 per share and 10,000,000 shares of preferred stock without nominal or par value. The preferred stock may be divided into and issued in series as described below. The Corporation has received for the issuance of its shares consideration of the value of $1,000 consisting of money, labor done, or property actually received.

The Board of Directors is authorized, from time to time, to divide the preferred stock into series, to designate each series, to fix and determine separately for each series any one or more of the following relative rights and preferences, and to issue shares of any series then or previously designated, fixed and determined:

(1) the rate of dividend payable with respect to shares of such series and the date, terms and other conditions on which such dividends shall be payable;

(2) the nature of the dividend payable with respect to shares of such series as cumulative, noncumulative, or partially cumulative;

(3) the price at and the terms and conditions on which shares may be redeemed;

(4) the amount payable upon shares in event of involuntary liquidation;

(5) the amount payable upon shares in event of voluntary liquidation;

(6) sinking fund provisions (if any) for the redemption or purchase of shares;

(7) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion;

(8) voting rights (including whether or not voting rights are given, the number of votes per share, the matters on which the shares can vote and the contingencies which make the voting rights effective);

(9) repurchase obligations of the Corporation with respect to the shares of each series, subject however, to the limitations of Article 2.38 of the Texas Business Corporation Act.

Except as provided above, all shares of preferred stock shall have preferences, limitations and relative rights identical with each other. All shares of common stock shall have identical rights with each other.

ARTICLE FIVE

The Corporation shall not commence business until it has received for the issuance of its shares a consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

ARTICLE SIX

The post office address of its registered office is 6080 Surety Drive, El Paso, Texas 79905, and the name of the registered agent at such address is J.A. Cardwell.

ARTICLE SEVEN

The number of directors of the Corporation shall be one or more, as the Board of Directors may determine under the Bylaws of the Corporation. The names and addresses of the persons who are to serve as directors until the next annual meeting of the shareholders, or until their successors have been duly elected and qualified, are:

Name	Address
J.A. Cardwell	6080 Surety Drive El Paso, Texas 79905

J.A. Cardwell, Jr.	6080 Surety Drive El Paso, Texas 79905

J. Paul Kimble	6080 Surety Drive El Paso, Texas 79905

Henry B. Ellis	6080 Surety Drive El Paso, Texas 79905

Tad R. Smith	6080 Surety Drive El Paso, Texas 79905

ARTICLE EIGHT

The Corporation shall have the right to operate in the State of Texas and elsewhere among the several states of the United States of America as well as in foreign countries, all as is provided and limited by the terms of Article 9.11 of the Texas Business Corporation Act, and by the rules, regulations, statutes and laws of such other states and such other countries.

ARTICLE NINE

The Board of Directors may, in its discretion, issue from time to time authorized but unissued shares or treasury shares of the Corporation to such person or persons, and for such consideration, as the Board of Directors may determine.

Shareholders shall have no preemptive rights to subscribe for or buy unissued or treasury shares of the Corporation now or hereafter authorized. Cumulative voting of shares in the election of Directors is hereby prohibited. The Corporation’s Bylaws may be altered, amended or repealed, and or new Bylaws may be adopted, at any meeting of the Board of Directors by a majority vote of the directors, subject to repeal or change by action of the shareholders of the Corporation entitled to vote thereon.

ARTICLE TEN

10.1 A director of the Corporation shall not be liable for monetary damages to the Corporation or its shareholders for any act or omission in the performance of his duties, except that this Article does not eliminate or limit the liability of a director for:

(1) a breach of a director’s duty of loyalty to the Corporation or its shareholders;

(2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

(3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office;

(4) an act or omission for which the Liability of a director is expressly provided for by statute; or

(5) an act related to an unlawful stock repurchase or payment of a dividend.

10.2 Unless otherwise provided by law, in discharging the director’s duties, the director is entitled to rely on information, opinions, reports, or statements, including financial statements and other data, if prepared or presented by:

(1) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(2) Legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or

(3) A committee of the Board of Directors of which the director is not a member if the director reasonably believes the committee merits confidence.

A director is not entitled to so rely if the director has actual knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 10.2 unwarranted.

10.3 An officer or director may, in discharging his duties, consider the effects of any action on shareholders, employees, suppliers, and customers of the Corporation, and communities in which offices or other facilities at the Corporation are located, and any other factors the officer or director considers pertinent.

10.4 In the event that any provision or a portion of a provision of this Article Ten is determined to be in conflict with any applicable statute, such provision or portion thereof shall be inapplicable to the extent of such conflict.

10.5 In the event that any provision or portion of a provision of this Article Ten is determined to be invalid, void, illegal or unenforceable, the remainder of the provisions of this Article Ten shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated.

10.6 Nothing in this Article Ten shall be construed to diminish, limit or impair any rights or defenses afforded to officers or directors by common law, statute, other provisions of these Articles of Incorporation, the Bylaws of the Corporation or otherwise, and the provisions of this Article Ten shall be deemed to be cumulative thereto.

10.7 The provisions of this Article Ten shall become effective as of September 30, 1987, the date of the adoption of Article Ten by the shareholders of the Corporation, and shall be inapplicable to actions, suits or proceedings pending or any claim or claims made or threatened by notice to the Corporation on or prior to such date.

10.8 References in this Article Ten to directors or officers shall be deemed to refer to any person who is or was a director or officer of the Corporation and any person who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

ARTICLE ELEVEN

11.1 A Business Combination (as hereinafter defined) shall require the affirmative votes of the holders of that percentage of the Voting Shares (as hereinafter defined) which is the greater of:

(a) 75%, or

(b) The percentage (the “Required Percentage”) calculated by dividing (x) the sum of (i) the aggregate number of Voting Shares which are beneficially owned by each and every Related Person (as hereinafter defined) and (ii) one-half of all Voting Shares which are not beneficially owned by any such Related Person by (y) the total number of Voting Shares; provided, however, that for the purpose of determining the Required Percentage of the affirmative votes required for any Business Combination between the Corporation or any Subsidiary and any Related Person, only a Related Person which is a party, or whose Affiliate or Associate is a party, to such transaction shall be deemed a “Related Person” under this Section 11.1.

Such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, in these Articles of Incorporation or by law or otherwise.

11.2 The provisions of Paragraph 1 of this Article Eleven shall not be applicable to any Business Combination in respect of which all of the conditions specified in either Subparagraph (a) or Subparagraph (b) of this Section 11.2 are met, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of these Articles of Incorporation, as amended from time to time:

(a) Such Business Combination shall have been approved by at least two-thirds of the Continuing Directors (as hereinafter defined); or

(b) Each of the five conditions specified in the following clauses (1) through (5) shall have been met:

(1) The aggregate amount of cash and Fair Market Value of Other Consideration (as hereinafter defined) to be received in such Business Combination by the Corporation (analyzed on a per share basis) or per share by holders of Voting Shares shall not be less than the greater of:

(A) The Highest Price Per Share (as hereinafter defined) paid by the Related Person in acquiring any Voting Shares or other shares of capital stock of the Corporation which if continued to be held at the Record Date (as hereinafter defined) would be (or are) Voting Shares;

(B) If the Related Person is a corporation, the earnings per share of the Voting Shares during the four consecutive fiscal quarters immediately preceding the Date of Determination (as hereinafter defined) multiplied by the highest price/earnings multiple of such Related Person, as customarily computed and reported in the financial community, attained by such Related Person during the five fiscal years immediately preceding the Date of Determination;

(C) The highest per share market price for such Voting Shares since the Related Person became a Related Person; or

(D) The per share book value of the Voting Shares at the end of the most recent fiscal year preceding the Date of Determination, calculated in accordance with generally accepted accounting principles.

(2) The consideration to be received by the Corporation or per share by Public Holders (as hereinafter defined) in such Business Combination shall be in the same form and of the same kind as the consideration paid by the Related Person in acquiring any Voting Shares or other shares of capital stock of the Corporation which if continued to be held at the Record Date would be (or are) Voting Shares. If the Related Person paid for Voting Shares or such other shares with varying forms of consideration, the form of consideration to be received by the Corporation or per share by Public Holders shall be either cash or the form of consideration used to acquire the largest number of Voting Shares or such other Shares acquired by the Related Person.

(3) After such Related Person has become a Related Person and prior to the consummation of such Business Combination:

(i) There shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Continuing Directors; and

(ii) Such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock except as part of the transaction in which the Related Person first became a Related Person;

(4) After such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guaranties, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise;

(5) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules and regulations thereunder (or any subsequent provisions replacing such 1934 Act, rules or regulations) shall have been mailed to all holders of Voting Shares at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such 1934 Act or subsequent provisions).

11.3 The following definitions shall apply to the (a) an “Affiliate” of a Person is a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with the Person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(b) “Associate,” when used to indicate a relationship with any Person, means (1) any Person (other than this Corporation or a Subsidiary of this Corporation) of which such Person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity, and (3) any relative or spouse of such Person, or any relative of such spouse.

(c) A Person shall be the “Beneficial Owner” of Voting Shares:

(i) Which are beneficially owned, directly or indirectly, by it or any of its Affiliates and Associates;

(ii) Which such Person or any of its Affiliates or Associates has (a) the right to acquire at any time pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise, or (b) the sole or shared power to direct the voting or disposition pursuant to any agreement, arrangement or understanding; or

(iii) Which are beneficially owned, directly or indirectly, by any other Person with which such first-mentioned Person or any of its Affiliates and Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

(d) “Business Combination” shall mean:

(i) Any merger or consolidation of the Corporation or any Subsidiary with or into (a) any Related Person or (b) any other Person (whether or not itself a Related Person) which, after such merger or consolidation, would be an Affiliate of a Related Person or of an Associate of a Related Person.

(ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, either in a single transaction or a series of related transactions, to or with any Related Person of (x) a Substantial Part of the assets of the Corporation (including without limitation any voting securities of a Subsidiary) or (y) any Subsidiary having total assets with an aggregate fair market value of $1,000,000 or more;

(iii) The issuance or transfer by the Corporation or any Subsidiary, either in a single transaction or a series of related transactions, of any securities of the Corporation or of any Subsidiary to any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more;

(iv) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person or any Affiliate or Associate of a Related Person;

(v) Any reclassification of securities, (including without limitation, any reverse stock split), recapitalization, reorganization, merger or consolidation, of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Related Person or any Affiliate or Associate of a Related Person; or

(vi) Any agreement, contract or other arrangement providing for any of the transactions described in clauses (i) through (v) of this Subparagraph (d).

(e) “Continuing Director” means (i) if there is a Related Person, any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of any Related Person and who was a member of the Board of Directors immediately before the date as of which any Related Person became a Related Person, and any successor of a Continuing Director and any new director elected to fill a vacancy resulting from an increase in the number of directors constituting the Board of Directors and who is not an Affiliate or Associate of any Related Person and which successor or new director is recommended to succeed a Continuing Director or to fill such vacancy by a majority of Continuing Directors at any regular or special meeting of the Board of Directors; and (ii) if there is no Related Person, any member of the Board of Directors.

(f) “Date of Determination” shall mean (1) the date on which a binding agreement (except for the fulfillment of conditions precedent, including, without limitation, votes of shareholders to approve such transaction) is entered into by this Corporation, as authorized by the Board of Directors, and another Person providing for any Business Combination, or (2) if such an agreement referred to in (1) above is amended so as to make it less favorable to this Corporation or its shareholders, the date on which such amendment is entered into by the Corporation, as authorized by the Board of Directors, or (3) in cases where neither items (1) nor (2) shall be applicable, the Record Date for the determination of shareholders of this Corporation entitled to notice of and to vote upon the transaction in question. The Continuing Directors shall have the power and duty to determine pursuant to the foregoing the Date of Determination as to any transaction for the purposes of this Article Eleven. Any such determination made by at least two-thirds of the Continuing Directors in good faith shall be conclusive and binding for all purposes of Article Eleven.

(g) “Fair Market Value” shall mean, as of any date (1) in the case of stock, the median of the averages of the daily closing bid and closing asked quotations on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or any successor system then in use, or the median of the averages of the daily high and low sale prices on the NASDAQ National Market System, if applicable, for such stock during the 30-day period preceding such date, or if no such quotations are then available, the fair market value as determined in good faith by at least two-thirds of the Continuing Directors; and (2) in the case of property other than cash or stock, the fair market value of such property on such date as determined in good faith by at least two-thirds of the Continuing Directors.

(h) “Highest Price Per Share” shall mean the highest price that can be determined to have been paid by the Related Person for any Voting Shares or shares of capital stock of the Corporation which if continued to be held at the Record Date would be (or are) Voting Shares. In determining the Highest Price Per Share, all purchases by the Related Person shall be taken into account, regardless of whether the shares were purchased before or after the Related Person became a Related Person. Also, the Highest Price Per Share shall include any brokerage commissions, transfer taxes and soliciting dealers’ fees paid by the Related Person with respect to the shares acquired by that Related Person. Determination of the Highest Price Per Share as required from time to time by this Article Eleven shall be made by at least two-thirds of the Continuing Directors then in office.

(i) “Other Consideration” shall include, without limitation, property, the capital stock of the Corporation retained by its Public Holders in the event of a Business Combination in which the Corporation is the surviving corporation, or other securities.

(j) “Person” shall mean any individual, firm, corporation, partnership or other entity.

(k) “A Public Holder” shall mean a Beneficial Owner of Voting Shares who is not a Related Person.

(l) “Record Date” shall mean the date set by the Corporation for the determination of shareholders entitled to notice of and to vote on the proposed Business Combination.

(m) “Related Person” shall mean any Person (other than the Corporation, any Subsidiary or any Person who owns all of the Voting Shares or any one or a group of more than one Continuing Director) which, together with its Affiliates and Associates, as of the Date of Determination or immediately prior to the consummation of any such Business Combination, is the Beneficial Owner of not less than 10% of the Voting Shares.

(n) “Subsidiary” shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in Subparagraph (m) of this Paragraph 3, the term “Subsidiary” shall mean only a corporation of which a majority of each class of capital stock is owned, directly or indirectly, by the Corporation.

(o) “Substantial Part” shall mean more than 20% of the Fair Market Value of the total consolidated assets of the Corporation and its Subsidiaries taken as a whole as of the end of its most recent; fiscal year ended prior to the Date of Determination.

(p) “Voting Shares” shall mean all of the shares of Common Stock of the Corporation which are issued and outstanding. The Voting Shares of a Related Person shall include shares deemed owned through application of Subparagraph (c) of this Paragraph 3 but shall not include any shares (prior to issue) which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise.

11.4 For purposes of this Article Eleven, the Continuing Directors shall have the power and duty to determine (a) the number of Voting Shares beneficially owned by any Person, (b) whether a Person is an Affiliate or Associate of another, (c) whether a Person is the Beneficial Owner of any Voting Shares, (d) the Fair Market Value of Other Consideration to be received for Voting Shares, (e) whether the assets subject: to any Business Combination have an aggregate Fair Market Value of $1,000,000 or more, (f) the Date of Determination, and (g) the Highest Price Per Share. Any such determination shall be conclusive and binding for all purposes of Article Eleven, provided that such determination is approved by at least two-thirds of the Continuing Directors.

11.5 Nothing contained in this Article Eleven shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

11.6 Any amendment, alteration, change or repeal of this Article Eleven or the adoption of any provision inconsistent with this Article Eleven shall require the affirmative vote of the holders of at least 75% of the Voting Shares of the Public Holders; provided that this Section 11.6 shall not apply to any such amendment, alteration, change, repeal or inconsistent provision recommended to the holders of Voting Shares by two-thirds or more of the Continuing Directors.

11.7 In the event that any provision or portion of a provision of this Article Eleven is determined to be invalid, void, illegal or unenforceable, the remainder of the provisions of this Article Eleven shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated.

ARTICLE TWELVE

Special meetings of the holders of the Common Stock of the Corporation may be called by the President, the Board of Directors, or the holder or holders of not less than 50% of the then outstanding shares of Common Stock entitled to vote at the meeting.

DATED as of November 25, 1987

PETRO, INC.

By:	/s/ J.A. Cardwell

J.A. Cardwell, President